SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On February 28, 2017, LSW Holdings, LLC purchased 1,000,000 shares of Series A Preferred Stock from our former controlling shareholder, Jerry Grisaffi, for a purchase price of $3,500,000. The source of the consideration paid to Mr. Grisaffi was the working capital of the purchaser. The sale of these shares was exempt from registration pursuant to Rule 506 under Regulation D and Section 4(2) of the Securities Act. As a result of this transaction, a change in control of the company has occurred. Shares of Series A Preferred Stock cast 400 votes per share and are convertible to 100 shares of common stock per share. Accordingly, LSW Holdings, LLC is now our controlling shareholder. Lily Li is the Managing Member of LSW Holdings, LLC and, in that capacity, has the authority to direct voting and investment decisions with regard to its holdings in the company.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a further change in control of the registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: March 1, 2017

By: /s/ Michael R. Welch

Michael R. Welch

President & Chief Executive Officer

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